UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 17, 2024
Star Equity Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Ave, Suite 101
Old Greenwich, CT 06870
(Address of principal executive offices, including zip code)

(203) 489-9500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRR	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	STRRP	NASDAQ Global Market
Series C Participating Preferred Stock, par value $0.0001 per share Purchase Rights
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
As reported in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) by Star Equity Holdings, Inc. (the “Company”) on May 20, 2024 (the “Original Form 8-K”), the Company entered into an asset purchase agreement (the “Purchase Agreement”) with Timber Technologies, Inc. (the “Seller”), pursuant to which the Company acquired substantially all of the assets used in the business of the Seller and assumed certain liabilities of the Seller, as set forth in the Purchase Agreement (the “Acquisition”).
As consideration for the Acquisition, under the Purchase Agreement, the Seller is entitled to receive up to $24.2 million, subject to certain post-closing adjustments, including an earn-out provision and a hold back to satisfy certain indemnification obligations. The earn-out provision is based on Adjusted EBITDA thresholds for two successive measurement periods of twelve months, with the first measurement period ending one year after the closing date. If the threshold is met, an earn-out payment would be made to the Seller.
Additionally, as reported in a Current Report on Form 8-K filed with the SEC by the Company on June 28, 2024, Timber Properties, LLC (“Timber Properties”), an affiliate of the Seller, sold to 106 Bremer, LLC, a wholly-owned subsidiary of the Company (“106 Bremer”), all of Timber Properties’ Owned Real Property (as defined in the Asset Purchase Agreement) pursuant to a Real Estate Sales Agreement for $3.0 million plus closing costs. The total consideration paid by the Company and subsidiaries was $27.2 million plus closing and transaction costs.
This Current Report on Form 8-K/A (this “Amendment”) amends and supplements the Original Form 8-K to provide (i) the historical financial statements required by Item 9.01(a) and (ii) the unaudited pro forma financial information required by Item 9.01(b) that were omitted from the Original Form 8-K in reliance on Item 9.01(a)(4) and Item 9.01(b)(2), respectively. No other modifications to the Original Form 8-K are being made by this Amendment, nor does this Amendment purport to provide an update of any developments at the Company subsequent to the filing date of the Original Form 8-K. This Amendment should be read in connection with the Original Form 8-K, which provides a more complete description of the Acquisition.

Item 9.01. Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.

The audited financial statements of Timber Technologies, Inc. and Timber Properties (collectively the “Business Acquired”) as of and for the years ended December 31, 2023 and December 31, 2022 and the related Independent Auditor’s Report are filed hereto as Exhibit 99.1 and incorporated herein by reference.

(b)    Pro Forma Financial Information.
The following unaudited pro forma condensed combined financial statements of the Company are attached hereto as Exhibit 99.2 and incorporated herein by reference:
•Unaudited pro forma condensed combined balance sheet as of March 31, 2024;
•Unaudited proforma condensed combined statements of operations for the years ended December 31, 2023 and for three months ended March 31, 2024; and
•Notes to the unaudited pro forma condensed combined financial information.
(d)    Exhibits

Exhibit Number	Description
23.1*	Consent of Boulay PLLP.
99.1	Financial Statements of Business Acquired.
99.2	Unaudited Pro Forma Condensed Combined Financial Statements.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Equity Holdings, Inc.

By:	/s/ Richard K. Coleman, Jr.
Richard K. Coleman, Jr. Chief Executive Officer
Date:     July 26, 2024